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October 5, 2011

Statement by Apple's Board of Directors

We are deeply saddened to announce that Steve Jobs passed away today.

Steve's brilliance, passion and energy were the source of countless innovations that enrich and improve all of our lives. The world is immeasurably better because of Steve.

His greatest love was for his wife, Laurene, and his family. Our hearts go out to them and to all who were touched by his extraordinary gifts.